As filed with the Securities and Exchange Commission on February 24, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN LAND LEASE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	84-1038736
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

29399 U.S. Hwy 19 North, Suite 320

Clearwater, FL 33761

(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-64615

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.75% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), of American Land Lease, Inc., a Delaware corporation (the “Registrant”). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of Series A Preferred Shares” in the Registrant’s Prospectus Supplement, dated February 17, 2005, with respect to the Series A Preferred Stock (the “Prospectus Supplement”), filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (No. 333-64615) filed with the Securities and Exchange Commission on September 29, 1998, which description is incorporated herein by reference.

Item 2. Exhibits.

The Registrant intends to register the Series A Preferred Stock on The New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration Statement:

3.1	Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

3.2	Third Amended and Restated Bylaws Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 filed on May 3, 2002).

3.3	Amendment No. 1 to Registrant’s Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 17, 2005).

4.1	Certificate of Designations relating to the 7.75% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 22, 2005).

4.2	Form of Stock Certificate relating to the 7.75% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 22, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN LAND LEASE, INC.

By:	/s/ Shannon Smith
Name:	Shannon Smith
Title:	Chief Financial Officer

Date: February 24, 2005

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

3.2	Third Amended and Restated Bylaws Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 filed on May 3, 2002).

3.3	Amendment No. 1 to Registrant’s Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 17, 2005).

4.1	Certificate of Designations relating to the 7.75% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 22, 2005).

4.2	Form of Stock Certificate relating to the 7.75% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 22, 2005).